EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contacts:
Ron Raup
President COO
MakeMusic, Inc.
952.937.3690
rraup@makemusic.com
MANAGEMENT CHANGES AT MAKEMUSIC
John Paulson to serve as CEO, Ron Raup as President and COO and Jeff Koch as Chairman
MINNEAPOLIS, MN, October 19, 2006 - MakeMusic® Inc. (NASDAQ: MMUS) announced today that John Paulson, the current President of the Company, will immediately assume the responsibilities of CEO. Ron Raup, previously the Company’s Chief Marketing Officer, will become President and COO and also will become a director on the Company’s board of directors. Jeff Koch, a current member of the board of directors and an investor in the Company, will become chairman of the board.
Bill Wolff, previously the Company’s chairman and CEO, has left the company to pursue other interests. The Company thanks him for his many contributions and wishes him well in his new endeavors.
John Paulson founded the Company in 1990 and served as its CEO until 2000, when the Company merged with the French Internet company Net4Music, Inc. Before that, he was founder and CEO of Springboard Software, Inc. Educated as a music teacher with a M.A. in Music Education from Eastman, he taught in the public schools for nine years. In addition to serving on the Global Economic Summit of the Music Products Industry and a variety of music industry and music education task forces, he has served on the Board of the International Association of Music Merchants, the Wenger Corporation, the St. Paul Chamber Orchestra and the American Composers Forum. In 2002, he received the Golden Clef Award from the Berklee College of Music in recognition of his lifetime commitment to music education and he is currently a member of Eastman’s Kaufman Advisors Group.
Ron Raup originally joined the Company in 1995 and served as its President and COO as well as a director. He left the Company upon the merger with Net4Music to become COO of the Brook Mays Music Company, the largest full-line music retailer in North America. Raup rejoined the Company as Chief Marketing Officer in September 2005. A veteran marketing executive of the music products industry, he has served as Sr. VP of Yamaha Corporation of America and was a director on its board of directors. Raup is recognized as an industry leader and has served on the Global Economic Summit of the Music Products Industry, a variety of music industry and music education task forces and the BOD of the International Association of Music Merchants.

Jeff Koch joined the Company’s board in 2006. Koch is the Chief Executive Officer of LaunchEquity Partners, LLC, a firm that specializes in investing in early stage companies with high growth potential in both the public and private markets. Prior to founding, LaunchEquity Partners, Mr. Koch was a Partner and the Co-Head of the High Yield Bond business at Metropolitan West Asset Management from 2003 to 2004. From 1989 to 2002, Mr. Koch was a Partner and held the position of Portfolio Manager of various fixed income portfolios for Strong Capital Management, the most recent being the Head of the High Yield Bond business from 1996 to 2002. Mr. Koch received a B.S. from the University of Minnesota, Morris in 1987 and an MBA from the John M. Olin School of Business at Washington University in St. Louis in 1989. Mr. Koch is also a Chartered Financial Analyst.
“I am excited to be working with the talented management team at MakeMusic” stated MakeMusic Chairman, Jeff Koch. “MakeMusic has a tremendous opportunity in music education and is poised to deliver solid growth with its industry leading products. I believe that MakeMusic is well positioned to realize its potential with a strong management team and I look forward to the challenges that lie in front of us.”
To learn more about MakeMusic and its products, visit www.makemusic.com, www.finalemusic.com and www.smartmusic.com.
About MakeMusic, Inc.
MakeMusic, Inc. is a world leader in music education technology whose mission is to enhance and transform the experience of making, teaching and learning music. Among its leading products are Finale®, the world’s best-selling music notation software, and SmartMusic®, the complete music practice system that features Intelligent Accompaniment® and the world’s largest interactive accompaniment library. MakeMusic maintains its corporate headquarters in Minneapolis, Minnesota. The company can be reached at www.makemusic.com.
Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and financial performance and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our potential for growth in the industry. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Examples of risks and uncertainties for MakeMusic include, but are not limited to, the rapid technological changes and obsolescence in our industry, the impact of emerging and existing competitors, fluctuations in general economic conditions, and those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.
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